CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-255685) of Nuveen Nasdaq 100 Dynamic Overwrite Fund of our report dated February 28, 2023, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 9, 2023